Exhibit 10.1
AMENDMENT NO. 5 AND WAIVER
TO CREDIT AGREEMENT
     AMENDMENT NO. 5 AND WAIVER, dated as of March 31, 2008 (this “Amendment and Waiver”) to the Credit Agreement, dated as of January 28, 2005 (as amended, restated, modified or otherwise supplemented, from time to time, the “Credit Agreement”), by and among NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. (the “Borrower”), JPMORGAN CHASE BANK, N.A., as Administrative Agent and the LENDERS from time to time party thereto (each, a “Lender” and, collectively, the “Lenders”).
     WHEREAS, the Borrower has requested and the Lenders have agreed, subject to the terms and conditions of this Amendment and Waiver, to amend and waive certain provisions of the Credit Agreement as set forth herein.
     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:
1. Amendments.
     a. The last sentence of the definition of “Commitments” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:
          “The aggregate amount of the Lenders’ Commitments is $17,307,692.30.”
     b. The definition of the term “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:
“Maturity Date” means June 30, 2008.
     c. The definition of the term “Required Lenders” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:
“Required Lenders” means all of the Lenders.
     d. Section 6.06 of the Credit Agreement is hereby amended to add the following phrase immediately preceding the period at the end thereof
“and (e) the declaration of any other cash dividend with respect to the Series A Preferred, provided that such dividend is not paid prior to the Maturity Date.”
     e. Schedule 2.01 of the Credit Agreement is hereby amended and replaced with Schedule 2.01 attached to this Amendment.
2. Waiver. The Lenders hereby waive any and all Defaults and Events of Default that may have occurred arising directly or indirectly from NMHCRX Mail Order, Inc. granting a Lien on certain of its assets to AmeriSourceBergen Drug Corporation (the “Amerisource Lien”), provided that this waiver is granted in reliance that the Amerisource Lien has been terminated as of the date hereof.
3. Conditions to Effectiveness.
     This Amendment and Waiver shall become effective upon receipt by the Administrative Agent of

(a) this Amendment and Waiver duly executed by each of the parties hereto, (b) a Secretary’s Certificate, in form and substance reasonably satisfactory to the Administrative Agent, with copies of Resolutions of the Board of Directors of the Borrower approving the execution and delivery of this Amendment and Waiver and certifying that, except as set forth in such Certificate, there have been no changes to the Borrower’s Certificate of Incorporation and By-laws since the Closing Date, and (c) an amendment fee equal to $30,000 for the pro-rata distribution to the Lenders.
3. Wachovia Bank, N.A.
     The Borrower, the Lenders and the Administrative Agent hereby acknowledge and agree that Wachovia Bank, N.A. has decided to terminate its Commitment and to withdraw as a Lender under the Credit Agreement. The Borrower understands and agrees that the obligations of Wachovia Bank, N.A. are hereby released and that the total Commitments are reduced to reflect such termination of Commitment, in accordance with Section 2.09 of the Credit Agreement and this Amendment and Waiver.
4. Miscellaneous.
     The amendments and waiver herein contained are limited specifically to the matters set forth above and do not constitute directly or by implication a waiver or amendment of any other provision of the Credit Agreement or a waiver of any Default or Event of Default which may occur or may have occurred.
     The Borrower hereby agrees to pay all of the Administrative Agent’s reasonable attorneys’ fees incurred in connection with the preparation, execution and delivery of this Amendment and Waiver, including all outstanding amounts, promptly following receipt of a statement describing such fees.
     Capitalized terms used herein and not otherwise defined herein shall have the same meanings as defined in the Credit Agreement.
     Except as expressly amended and waived hereby, or as may have been previously amended or waived, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof.
     The Borrower hereby represents and warrants that (a) after giving effect to this Amendment and Waiver, the representations and warranties in the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof with the same effect as though such representations and warranties have been made on and as of such date, unless such representation is as of a specific date, in which case, as of such date, and (b) after giving effect to this Amendment and Waiver, no Default or Event of Default has occurred and is continuing.
     This Amendment and Waiver may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.
     THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.
     This Amendment and Waiver shall constitute a Loan Document.

     IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have caused this Amendment and Waiver to be duly executed as of the day and year first above written.

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
By:	/s/ George McGinn
Name:	George McGinn
Title:	General Counsel

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender
By:	/s/ Jules Panno
Name:	Jules Panno
Title:	Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Christopher J. Mendelsohn
Name:	Christopher J. Mendelsohn
Title:	First Vice President

CONSENT
     Each of the undersigned, not parties to the Credit Agreement but each a Guarantor under a Corporate Guaranty, hereby consents to and acknowledges the terms of the Amendment and Waiver to which this consent is attached and confirms that its Corporate Guaranty is in full force and effect and reaffirms its continuing liability under its Corporate Guaranty in respect of the Credit Agreement as amended and waived hereby and all the documents, instruments and agreements executed pursuant thereto or in connection therewith, without offset, defense or counterclaim (any such offset, defense or counterclaim as may exist being hereby irrevocably waived by such guarantor).
NMHCRX MAIL ORDER, INC.
INTEGRAIL, INC. NMHCRX, INC.
INTEQ CORP.
INTEQ TX CORP.
INTEQ PBM, L.P.
PORTLAND PROFESSIONAL PHARMACY
PORTLAND PROFESSIONAL PHARMACY ASSOCIATES
SPECIALTY PHARMACY CARE, INC.
CENTRUS CORPORATION
NATIONAL MEDICAL HEALTH CARD IPA, INC.
NMHCRX CONTRACTS, INC.
INTERCHANGE PMP, INC.
PCN DE CORP.
PHARMACEUTICAL CARE NETWORK
NMHC GROUP SOLUTIONS INSURANCE, INC.

By:	/s/ Stuart Diamond
Stuart Diamond, the Treasurer of each of the
foregoing entities

Schedule 2.01
Lender Commitment Amount

Lender	Commitment Amount
JPMorgan Chase Bank, N.A.	$9,615,384.60
HSBC Bank USA	$7,692,307.70

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